Exhibit 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John C. Roche, Jeffrey M. Farber, and Dennis F. Kerrigan, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ John C. Roche		January 30, 2025
John C. Roche	President, Chief Executive Officer and Director

/s/ Jeffrey M. Farber		January 22, 2025
Jeffrey M. Farber	Executive Vice President and Chief Financial Officer

/s/ Warren E. Barnes		February 4, 2025
Warren E. Barnes	Senior Vice President, Corporate Controller and Principal Accounting Officer

/s/ Francisco A. Aristeguieta		January 29, 2025
Francisco A. Aristeguieta	Director

/s/ Kevin J. Bradicich		January 20, 2025
Kevin J. Bradicich	Director

/s/ Theodore H. Bunting, Jr.		January 20, 2025
Theodore H. Bunting, Jr.	Director

/s/ Jane D. Carlin		January 18, 2025
Jane D. Carlin	Director

/s/ J. Paul Condrin III		January 17, 2025
J. Paul Condrin III	Director

/s/ Cynthia L. Egan		January 20, 2025
Cynthia L. Egan	Chair of the Board

/s/ Kathleen S. Lane		January 19, 2025
Kathleen S. Lane	Director

/s/ Joseph R. Ramrath		January 17, 2025
Joseph R. Ramrath	Director

/s/ Elizabeth A. Ward		January 17, 2025
Elizabeth A. Ward	Director